Exhibit 8.1

HUNTON & WILLIAMS LLP RIVERFRONT PLAZA, EAST TOWER 951 EAST BYRD STREET RICHMOND, VIRGINIA 23219-4074

TEL FAX	804 • 788 • 8200 804 • 788 • 8218

FILE NO: 78081.000011

December 7, 2012

Summit Hotel Properties, Inc.

2701 South Minnesota Avenue, Suite 2

Sioux Falls, South Dakota 57105

Summit Hotel Properties, Inc.

Qualification as Real Estate Investment Trust

Ladies and Gentlemen:

We have acted as counsel to Summit Hotel Properties, Inc., a Maryland corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (File No. 333-179828) filed with the Securities and Exchange Commission on March 1, 2012 (the “Registration Statement”), with respect to the offer and sale, from time to time, of up to an aggregate $500,000,000 of the shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), the shares of preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”), warrants to acquire Common Stock or Preferred Stock, and units comprising one or more of the preceding units of the Company, that may be sold from time to time by the Company as set forth in the Registration Statement, and the offer and sale (the “Offering”) of up to 3,000,000 shares of the Company’s 7.875% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share, of the Company (the “Series B Preferred Stock”), pursuant to a prospectus supplement filed as part of the Registration Statement on December 3, 2012 (the “Prospectus Supplement”).  You have requested our opinion regarding certain U.S. federal income tax matters.

In giving this opinion letter, we have examined the following:

1.              the Registration Statement, the prospectus (the “Prospectus”) filed as part of the Registration Statement, and the Prospectus Supplement;

2.              the Underwriting Agreement, dated December 3, 2012 (the “Underwriting Agreement”), by and among the Company, Summit Hotel OP, LP, a Delaware limited partnership (the “OP”), and Raymond James & Associates, Inc., Robert W. Baird & Co. Incorporated, RBC Capital Markets, LLC and Stifel, Nicolaus & Company, Incorporated, as representatives of the several Underwriters as identified in Schedule I to the Underwriting Agreement;

ATLANTA   AUSTIN   BANGKOK   BEIJING   BRUSSELS  CHARLOTTE  DALLAS   HOUSTON   LONDON   LOS ANGELES

McLEAN   MIAMI   NEW YORK   NORFOLK   RALEIGH   RICHMOND   SAN FRANCISCO   TOKYO   WASHINGTON

www.hunton.com

3.              the Company’s Articles of Incorporation filed on June 30, 2010 with the Maryland Secretary of State, and the Articles of Amendment and Restatement, as amended and supplemented  (the “Amended Articles”);

4.              the First Amended and Restated Agreement of Limited Partnership of the OP and the First Amendment and Second Amendment thereto (as amended, the “Operating Partnership Agreement”);

5.              the Third Amended and Restated Operating Agreement of Summit Hotel Properties, LLC, a South Dakota limited liability company (the “LLC”), dated as of July 25, 2005;

6.              the Agreement and Plan of Merger, dated as of August 5, 2010, by and between the LLC and the OP; and

7.              such other documents as we have deemed necessary or appropriate for purposes of this opinion.

In connection with the opinions rendered below, we have assumed, with your consent, that:

1.              each of the documents referred to above has been duly authorized, executed, and delivered; is authentic, if an original, or is accurate, if a copy; and has not been amended;

2.              during the Company’s and the OP’s taxable year ending December 31, 2012 and future taxable years, the factual representations contained (i) in a certificate, dated the date hereof and executed by a duly appointed officer of the Company (the “REIT Officer’s Certificate”), and (ii) in a certificate, dated the date hereof and executed by a duly appointed officer of the OP (the “OP Officer’s Certificate” and together with the REIT Officer’s Certificate, the “Officer’s Certificates”), will be true for such years;

3.              the Company will not make any amendments to its organizational documents or the Operating Partnership Agreement after the date of this opinion that would affect the Company’s qualification as a real estate investment trust (a “REIT”) for any taxable year; and

4.              no action will be taken by the Company or the OP after the date hereof that would have the effect of altering the facts upon which the opinions set forth below are based.

In connection with the opinions rendered below, we also have relied upon the correctness of the factual representations contained in the Officer’s Certificates.  No facts have come to our attention that would cause us to question the accuracy and completeness of such factual representations.  Furthermore, where such factual representations involve terms defined in the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations thereunder (the “Regulations”), published rulings of the Internal Revenue Service (the “Service”), or other relevant authority, we have reviewed with the individuals making such factual representations the relevant provisions of the Code, the applicable Regulations and published administrative interpretations thereof.

Based solely on the documents and assumptions set forth above, the factual representations set forth in the Officer’s Certificates, and the discussion in the Prospectus under the caption “Material Federal Income Tax Considerations” and in the Prospectus Supplement under the caption “Additional Federal Income Tax Considerations” (which are incorporated herein by reference), we are of the opinion that:

(a)                                 the Company qualified to be taxed as a REIT pursuant to sections 856 through 860 of the Code for its short taxable year ended December 31, 2011, and the Company’s current and proposed method of operation will enable it to satisfy the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2012 and thereafter; and

(b)                                 the descriptions of the law and the legal conclusions in the Prospectus under the caption “Material Federal Income Tax Considerations” and in the Prospectus Supplement under the caption “Additional Federal Income Tax Considerations” are correct in all material respects.

We will not review on a continuing basis the Company’s or the OP’s, compliance with the documents or assumptions set forth above, or the factual representations set forth in the Officer’s Certificates.  Accordingly, no assurance can be given that the actual results of the Company’s operations for any given taxable year will satisfy the requirements for qualification and taxation as a REIT.  Although we have made such inquiries and performed such investigations as we have deemed necessary to fulfill our professional responsibilities as counsel, we have not undertaken an independent investigation of all of the facts referred to in this letter or the Officer’s Certificates.

The foregoing opinions are based on current provisions of the Code, the Regulations, published administrative interpretations thereof, and published court decisions.  The Service has not issued Regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification.  No assurance can be given that the law will not change in a way that will prevent the Company from qualifying as a REIT.

The foregoing opinions are limited to the U.S. federal income tax matters addressed herein, and no other opinions are rendered with respect to other U.S. federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality.  We undertake no obligation to update the opinions expressed herein after the date of this letter.

This opinion letter speaks only as of the date hereof.  Except as provided in the next paragraph, this opinion letter may not be distributed, quoted in whole or in part or otherwise reproduced in any document, or filed with any governmental agency without our express written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  We also consent to the references to Hunton & Williams LLP under the caption “Legal Matters” in the Prospectus Supplement.  In giving consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

Very truly yours,

/s/ Hunton & Williams LLP

01655/11502